SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 12, 2024
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 3.03 Material Modification to Rights of Security Holders.

On November 12, 2024, Zion Oil & Gas, Inc. (the “Company”) executed an Amendment to a certain Warrant Agent Agreement (the “Agreement”) between the Company and Equiniti Trust Company, LLC, a New York limited liability trust company with offices at 55 Challenger Road, 2nd Floor, Ridgefield Park, N.J. 07660 (“Equiniti”).  The Company has implemented an Agreement with Equiniti as the Company’s Warrant Agent (the “Warrant Agent”), under a Warrant Agent Agreement dated August 1, 2014 for the Warrant ZNWAA [trading under the symbol ZNOGW].

The Warrant ZNWAA [trading under the symbol ZNOGW] has an expiration date of January 31, 2025.

Pursuant to Section 3.2 of the Warrant Agent Agreement, the Company in its sole discretion extended the duration of the above Warrant by delaying the Expiration Date and such extension shall be identical in duration among all of the Warrants. The Company is extending the duration of the Warrant ZNWAA [trading under the symbol ZNOGW] by one (1) year from the expiration date of January 31, 2025 to January 31, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Amendment to Warrant Agent Agreement effective November 12, 2024 between Zion Oil & Gas, Inc. and Equiniti Trust Company, LLC, as Warrant Agent
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil & Gas, Inc.

Date: November 12, 2024	By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer

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